SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

Rogue Wave Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28900	93-1064214
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 473-9118

(Registrant’s telephone number)

Item 5. Other Events

On November 3, 2003, Rogue Wave Software, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Quovadx, Inc., a Delaware corporation (“Quovadx”), and Chess Acquisition Corporation., a Delaware corporation and a wholly-owned subsidiary of Quovadx (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will commence an exchange offer (the “Offer”) by which Merger Sub will offer to purchase all of the outstanding shares of the Company’s common stock, no par value (the “Company Common Stock”). The consideration payable in the Offer for each share of Company Common Stock will be (i) $4.09 in cash net to the seller, without interest, and (ii) 0.5292 of a share of Quovadx’s common stock, par value $.01 per share.

The Offer is subject to customary conditions, including the tender to Merger Sub of at least a majority of the outstanding shares of Company Common Stock on a fully diluted basis and the accuracy of representations and warranties. Following the consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Quovadx (the “Merger”). Upon the effectiveness of the Merger, each share of Company Common Stock not tendered in the Offer, other than shares for which dissenters’ rights are properly exercised, will be automatically converted into the right to receive the same consideration as in the Offer.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by the terms and conditions thereof. The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. On November 4, 2003, the Company and Quovadx issued a joint press release announcing that the Company and Quovadx entered into the Merger Agreement. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell Company Common Stock. Merger Sub has not commenced the Offer. Upon the commencement of the Offer, Quovadx and Merger Sub will file with the Securities and Exchange Commission (the “Commission”) a tender offer statement on Schedule TO (the “Tender Offer Statement”), and a Registration Statement on Form S-4, and the Company will thereafter file with the Commission a solicitation/recommendation statement on Schedule 14D-9 (the “Recommendation Statement”). Stockholders of the Company are advised to read both the Tender Offer Statement and the Recommendation Statement when they become available, as they will contain important information about the Company, Quovadx, the Offer and the Merger. Stockholders of the Company may obtain free copies of these statements, when available, from the Commission’s website at www.sec.gov, or by contacting the Company at (303) 545-3264 or Quovadx at 800-723-3033 ext. 346.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1 Agreement and Plan of Merger, dated as of November 3, 2003, by and among Rogue Wave Software, Inc., a Delaware corporation, Quovadx, Inc., a Delaware corporation, and Chess Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Quovadx, Inc.

99.1 Joint press release of Rogue Wave Software, Inc. and Quovadx, Inc., issued on November 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROGUE WAVE SOFTWARE, INC.

Date: November 4, 2003	By:	/s/ KATHLEEN E. BRUSH

Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 Agreement and Plan of Merger, dated as of November 3, 2003, by and among Rogue Wave Software, Inc., a Delaware corporation, Quovadx, Inc., a Delaware corporation, and Chess Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Quovadx, Inc.

99.1 Joint press release of Rogue Wave Software, Inc. and Quovadx, Inc., issued on November 4, 2003.